EXHIBIT 10.1

                           EXCLUSIVE LICENSE AGREEMENT

THIS IS AN EXCLUSIVE LICENSE AGREEMENT ("Agreement") entered into this 18th day of February, 2005 (the "Effective Date"), by and among SULFUR SOLUTIONS, INC. ("SSI"), a Canadian corporation with a place of business at ____________________________________________, KNOLL VENTURES, INC. ("Knoll"),
the principal owner of SSI and a Canadian corporation with a place of business at _____________________, and DDS TECHNOLOGIES USA, INC. ("DDS"), a Nevada corporation with a place of business at 150 East Palmetto Park Road, Suite 510, Boca Raton, FL 33432.

                                    RECITALS

         A. DDS is the owner of certain rights with respect to dry disaggregation technology products;

         B. Knoll has identified a market for such products, and wishes to expand such market;

         C. SSI wishes to obtain an exclusive license with respect to such DDS technology for purposes of processing and extraction of sulfur and sulfur derivative materials in North America; and

         D. DDS wishes to grant such a license on the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

"AAA" shall have the meaning assigned to it in SUBSECTION 14.3 ("ARBITRATION").

"AUTHORIZED PURPOSE" shall mean the operation of Machines and Enhanced Machines solely to process and/or extract sulfur and sulfur derivative materials from mine waste or other feed stock physically located in the Authorized Territory.

"AUTHORIZED TERRITORY" shall mean, subject to SUBSECTION 2.4 ("EXCLUSIVITY AND ADDITIONAL TERRITORY"), collectively the United States of America, Canada and Mexico.

"CONFIDENTIAL INFORMATION" shall have the meaning assigned to it in SECTION 8 ("CONFIDENTIAL INFORMATION").

"DELIVERABLE ITEMS" shall mean tangible materials and media containing the Trade Secrets as further described in EXHIBIT B ("DELIVERABLE ITEMS").

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"DISCLOSING PARTY" shall have the meaning assigned to it in SECTION 8
("CONFIDENTIAL INFORMATION").

"ENHANCED MACHINES" shall have the meaning assigned to it in SUBSECTION 4.2 ("ENHANCED MACHINES").

"ENHANCEMENTS" shall have the meaning assigned to it in SUBSECTION 4.1 ("ENHANCEMENTS").

"EFFECTIVE DATE" shall have the meaning assigned to it in the first paragraph of this Agreement.

"INDEMNIFIED PARTY" shall have the meaning assigned to it in SECTION 12 ("INDEMNITY AND GUARANTY").

"INDEMNIFYING PARTY" shall have the meaning assigned to it in SECTION 12 ("INDEMNITY AND GUARANTY").

"MACHINES" shall mean DDS machines as exist as of the Effective Date.

"NEW COUNTRY FEE RECORDS" shall have the meaning assigned to it in SUBSECTION
6.3 ("AUDIT").

"NEW COUNTRY FEES" shall have the meaning assigned to it in SECTION 6 ("NEW COUNTRY FEES AND PAYMENT").

"PATENTS" shall mean patents, utility models and applications therefor, including any and all divisionals, continuations, re-examinations, renewals, provisionals, continuations-in-part, or re-issues owned or licensable by DDS (including without limitation U.S. Pat. No. 6,848,582), and which are in existence as of the Effective Date or which come into existence at any time thereafter and embody any Trade Secrets, and including any and all Enhancements.

"PURCHASE AGREEMENT" shall have the meaning assigned to it in SUBSECTION 3.2 ("INITIAL MACHINE SALE").

"RECEIVING PARTY" shall have the meaning assigned to it in SECTION 8 ("CONFIDENTIAL INFORMATION").

"ROYALTIES" shall have the meaning assigned to it in SUBSECTION 5.1
("ROYALTIES").

"SAMPLE" shall have the meaning assigned to it in SUBSECTION 3.1 ("INSPECTION").

"TERM" shall have the meaning assigned to it in SECTION 6 ("TERM, TERMINATION AND EXTENSION").

"TRADE SECRETS" shall mean all ideas, concepts, know-how, formulas, techniques, procedures, and other non-public information regarding the use or operation of Machines or Enhanced Machines on or before the Effective Date, including without limitation materials described as such in EXHIBIT A ("TRADE SECRETS"), and including any and all Enhancements.

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2.       TRADE SECRET AND PATENT LICENSES.

         2.1 TRADE SECRETS Subject to SSI's performance hereunder, including without limitation the timely payment of Royalties, DDS hereby grants to SSI solely during the Term, the following licenses:

                  A. an exclusive (both as to DDS and all third parties, and subject to SUBSECTION 2.4(A) ("EXCLUSIVITY")), transferable (as described in SUBSECTION 14.10 ("ASSIGNMENT")), Royalty-bearing license (with the right to grant sublicenses), to use such Trade Secrets solely for the Authorized Purpose; and

                  B. a non-exclusive, transferable (as described in SUBSECTION
14.10 ("ASSIGNMENT")), Royalty-bearing license (with the right to grant sublicenses) to sell sulfur and sulfur derivative materials which are derived pursuant to SUBSECTION 2.1(A) to third parties outside the Authorized Territory.

         2.2 PATENTS. Subject to SSI's performance hereunder, including without limitation the timely payment of Royalties, DDS hereby grants to SSI solely during the Term and solely in the Authorized Territory, the following licenses:

                  A. an exclusive (both as to DDS and all third parties, and subject to SUBSECTION 2.4(A) ("EXCLUSIVITY")), Royalty-bearing license (with the right to grant sublicenses), solely for the Authorized Territory, to use the Patents, and practice any claims thereof, solely for the Authorized Purpose; and

                  B. a non-exclusive, transferable (as described in SUBSECTION
14.10 ("ASSIGNMENT")), Royalty-bearing license (with the right to grant sublicenses) to sell sulfur and sulfur derivative materials derived pursuant to SUBSECTION 2.2(A) to third parties outside the Authorized Territory.

         2.3 ENHANCEMENTS. With respect to any future Trade Secrets or Patents regarding any Enhancements which shall be owned by DDS as described in SUBSECTION 4.1 ("ENHANCEMENTS"), the licenses described in SUBSECTION 2.1 ("TRADE SECRETS") and in SUBSECTION 2.2 ("PATENTS") shall apply to such Trade Secrets and Patents, subject to all of the applicable terms and conditions set forth herein or in this Agreement.

         2.4      EXCLUSIVITY AND ADDITIONAL TERRITORY.

                  A. EXCLUSIVITY. The parties understand and agree that, subject to SSI's performance under this Agreement and subject to SUBSECTION 2.4(B) ("ADDITIONAL TERRITORY"), DDS shall not grant any licenses or sublicenses to any third parties with respect to any Patents or Trade Secrets to allow such third parties to process and/or extract sulfur and sulfur derivative materials from mine waste or other feed stock anywhere in the world for a period of three (3) years from the Effective Date.

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                  B. ADDITIONAL TERRITORY. At the end of the three (3) year
period described in SUBSECTION 2.4(A) ("EXCLUSIVITY"), SSI shall be entitled to add such countries and regions in which SSI has established a significant commercial presence (with respect to the processing and/or extraction of sulfur and sulfur derivative materials from mine waste or other feed stock pursuant to this Agreement) to the Authorized Territory as SSI may wish upon written notice to DDS given no later than sixty (60) days after the end of such three (3) year period, subject, however, to all of the terms and conditions set forth in this Agreement. The parties understand and agree that thereafter the provisions of SUBSECTION 2.4(A) ("EXCLUSIVITY") shall no longer apply outside the Authorized Territory as such Authorized Territory may have been added to as hereinabove provided, but that the obligation of DDS to pay New Country Fees to SSI as described in SUBSECTION 6.2 ("PAYMENT") shall apply. The addition of such countries and regions by SSI shall be at no additional cost to SSI but shall be subject to the Royalty obligations set forth herein.

         2.5 SUBLICENSES. All sublicenses granted by SSI as provided in this
SECTION 2 ("TRADE SECRET AND PATENT LICENSES") shall be in a commercially reasonable, legally enforceable and written form, and shall be no less protective of DDS's rights (including without limitation DDS's rights with respect to its Confidential Information") than this Agreement. SSI shall identify all sublicensees to DDS promptly and in writing, and shall ensure that such sublicensees are at all times in full compliance with the terms of such sublicense agreements.

3.       SALE OF MACHINES AND CUSTOMIZATIONS.

         3.1 INSPECTION. The parties acknowledge that, as of the Effective Date, SSI has delivered to DDS a small sample of mining waste for examination and inspection by DDS. For testing in a Machine pursuant to the licenses granted to SSI in SECTION 2 ("TRADE SECRET AND PATENT LICENSES"), SSI undertakes to ship to DDS, within 14 days of Effective Date, a 400/500lb sample to be tested within 60 days after receipt, under terms negotiated in good faith by the parties, to determine whether, in SSI and DDS's good faith opinion, the sample is suitable for processing into sulphur and sulphur derivative materials. The parties hereby acknowledge as of the Effective Date, SSI has delivered to DDS a sample of mining waste (the "Sample") for examination and inspection by DDS. The parties will negotiate, in good faith, terms upon which the Sample will be tested within 60 days of the Effective Date to determine whether, in SSI and DDS's good faith opinion, such sample is reasonably suitable for processing into sulphur and sulphur derivative materials using a Machine pursuant to the licenses granted to SSI in SECTION 2 ("TRADE SECRET AND PATENT LICENSES"). It is understood and agreed that neither DDS nor SSI nor their respective officers, directors, shareholders, employees, agents or affiliates, shall have any liability whatsoever to the other or to any third party with respect to any such opinion. If it is determined that the Sample is not suitable as described herein this Agreement and, without limitation, all licenses granted to SSI hereunder and, as well, any purchase orders (including the Purchase Agreement described below) or other agreements with respect to the purchase of one or more Machines or Enhanced Machines shall automatically terminate.

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         3.2 INITIAL MACHINE SALE. Following the Effective Date, the parties shall enter into a separate written purchase agreement (the "Purchase Agreement") pursuant to which SSI will agree to purchase one Machine at a price specified in EXHIBIT C ("PRICES"). Such Agreement will provide that SSI shall, for a period of 60 days following SSI's receipt of the Machine in Calgary, test the Machine for suitability of product quality, throughput performance, regulatory compliance and/or other characteristics necessary for the commercial use and operation of a Machine within the Authorized Territory to process sulphur and sulphur derivative materials pursuant to the licenses granted to SSI hereunder. In the event that SSI concludes in good faith that the Machine is suitable it shall be obliged to pay to DDS the Price for such Machine. In the event SSI fails to notify DDS that the machine is suitable, or not suitable, as hereinabove provided by the end of such sixty (60) day period, then such failure shall be deemed to constitute notice to DDS that the machine is suitable. In the event SSI concludes, in its good faith opinion, the Machine is not suitable the Purchase Agreement shall automatically terminate and DDS will thereafter promptly retake possession of the Machine from SSI without any further obligation of either party to the other. The parties understand and agree that any material breach of the Purchase Agreement shall constitute not only a material breach thereof, but shall also constitute a material breach of this Agreement for purposes of SECTION 6 ("TERM, TERMINATION AND EXTENSION"), and that the Purchase Agreement shall itself contain an analogous cross default provision.

4.       ENHANCEMENTS.

         4.1 ENHANCEMENTS. SSI shall operate the Machine described in SUBSECTION
3.2 ("INITIAL MACHINE SALE") solely at SSI's premises located at [_______________, CALGARY, ALBERTA, CANADA ____________], and shall evaluate the performance thereof for no longer than sixty (60) days from the date such Machine is delivered to SSI's premises, solely for the Authorized Purpose and shall, promptly following the end of such period, recommend to DDS certain improvements, enhancements and customizations thereto which are in SSI's reasonable judgment necessary or desirable to improve the performance of such Machine (collectively, "Enhancements"). Such Enhancements shall belong solely to DDS, and SSI shall take all steps, both during and after the Term, reasonably required by DDS to assign all rights therein to DDS (with DDS to promptly reimburse SSI for its reasonable, out of pocket costs in connection therewith), and to properly document and record such ownership and assignment.

         4.2 ENHANCED MACHINES. Upon submission to DDS by SSI of the Enhancements as described in SUBSECTION 4.1 ("ENHANCEMENTS"), SSI shall also submit an irrevocable purchase order to purchase certain Machines which shall incorporate the Enhancements (each, an "Enhanced Machine") at prices described in EXHIBIT C ("PRICES").

         4.3 USE OF MACHINES AND ENHANCED MACHINES. SSI shall agree that it shall not, to the extent permitted by law or good commercial practice, use, or permit or encourage the use of, the Machines or Enhanced Machines purchased by SSI for any purpose other than the Authorized Purpose.

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         4.4 BUY BACK RIGHTS. In the event of any expiration or termination of this Agreement, or prior to any contemplated sale, lease, license, consignment or any other transfer of any Machine or Enhanced Machine by SSI to any third party, SSI shall give no less than forty-five (45) days' written notice thereof to DDS, and shall afford DDS the opportunity to purchase all or some of such Machines or Enhanced Machines (at DDS's discretion) ***. In the event that DDS declines to purchase any such Machines or Enhanced Machines, SSI may proceed with the foregoing sale, lease, license, consignment or other transfer of such Machines or Enhanced Machines. The parties understand and agree that any agreements for sale of Machines or Enhanced Machines to third parties (including without limitation any sublicensees of SSI) by DDS shall contain an analogous "buy back" provision; provided; however, that it shall not be an obligation of SSI hereunder to arrange for the re-sale or return of such Machines or Enhanced Machines to DDS.

5.       ROYALTIES AND PAYMENT.

         5.1 ROYALTIES. In addition to payment for the purchase of Machines and Enhanced Machines, SSI shall also pay to DDS certain royalties ("Royalties") to be calculated as follows, based on amounts paid to SSI by third parties for sulfur or sulfur derivative materials which are produced using such Machines or Enhanced Machines, or for sublicenses or other rights granted pursuant to this
Agreement:

                  A. Where SSI uses Machines or Enhanced Machines to process sulfur or sulfur derivative materials, the Royalty paid to DDS shall be based on a percentage of gross revenue received by SSI in connection therewith, to be calculated as follows: ***; and

                  B. Where SSI grants any sublicenses of any rights hereunder, the Royalty shall be *** in connection therewith.

         5.2 SUBLICENSEES. The Royalty obligation described herein shall, in every case, remain an obligation of each sublicensee, purchaser, assignee or other party or customer with whom SSI shall enter into a transaction in which there is any direct or indirect grant of any DDS rights, by sublicense or otherwise, and the parties acknowledge that it is their mutual intention that Royalties to be paid to DDS will be substantially the same, regardless of whether sulfur or sulfur derivatives are processed by SSI or by a sublicensee. To the extent that an adjustment in Royalty calculation shall be necessary in order to achieve such intention, the parties shall cooperate and negotiate in good faith to adjust the Royalty calculation accordingly.

         5.3 PAYMENT. SSI shall pay Royalties to DDS on a calendar quarterly basis, thirty (30) days in arrears. Each payment of Royalties shall be accompanied by written documentation sufficient to explain to DDS's reasonable satisfaction the amount and calculation of such Royalties. SSI shall also provide on an annual basis a comprehensive, written report, certified as accurate by SSI's independent accountants, describing all Royalties due and paid, and the calculation thereof.

         5.4 AUDIT. SSI shall also maintain at all times written records of all sulfur and sulfur derivative materials sold, or contracted for sale, by or on behalf of SSI pursuant to this Agreement in a form and format reasonably required by DDS (collectively, "Records"). SSI shall maintain such Records at SSI's premises located at [____________________, CALGARY, ALBERTA, CANADA ____________], and shall make such Records available for audit by DDS, or DDS's accountants and representatives, upon reasonable notice (in no event less than two (2) nor more than five (5) business days' notice). DDS shall conduct such an audit no more frequently than two (2) times each calendar year. In the event that any such audit reveals an underpayment of Royalties, SSI shall immediately pay the amount of such underpayment plus interest thereon calculated at one and one-half percent (1.5%) of all owed and unpaid Royalties, or the highest rate allowed by law, whichever is lower. Where such audit reveals an underpayment of more than five percent (5%), and SSI shall also reimburse DDS for its out of pocket expenses in connection with such audit. SSI shall maintain all such Records for no less than five (5) years following the expiration or termination of this Agreement.

         5.5 CURRENCY. All amounts owed or paid under this Agreement by SSI, including without limitation under the Purchase Agreement, and any and all Royalties, shall be calculated and paid in the local currency where any corresponding amounts were originally paid to SSI.


6.       NEW COUNTRY FEES AND PAYMENT.

         6.1 NEW COUNTRY FEES. After the end of the three (3) year period described in SUBSECTION 2.4(A) ("EXCLUSIVITY"), any amounts received by DDS from third parties with respect to any licenses or sublicenses to any third parties with respect to any Patents or Trade Secrets to allow such third parties to process and/or extract sulfur and sulfur derivative materials from mine waste or other feed stock outside the Authorized Territory (as such Authorized Territory may have been added to pursuant to SUBSECTION 2.4(B) ("ADDITIONAL TERRITORY")) certain fees ("New Country Fees") as follows:

                  A. Where DDS uses Machines or Enhanced Machines to process sulfur or sulfur derivative materials, the New Country Fee paid to SSI shall be based on a percentage of gross revenue received by DDS in connection therewith, to be calculated as follows: ***; and

                  B. Where DDS grants any sublicenses of any rights hereunder, the New Country Fee shall be *** in connection therewith.

         6.2 PAYMENT. DDS shall pay New Country Fees to SSI on a calendar quarterly basis, thirty (30) days in arrears. Each payment of New Country Fees shall be accompanied by written documentation sufficient to explain to SSI's reasonable satisfaction the amount and calculation of such New Country Fees. DDS shall also provide on an annual basis a comprehensive, written report, certified as accurate by DDS's independent auditors, describing all New Country Fees due and paid, and the calculation thereof.

         6.3 AUDIT. DDS shall also maintain at all times written records of all sulfur and sulfur derivative materials sold, or contracted for sale, by or on behalf of SSI pursuant to this Agreement in a form and format reasonably required by SSI (collectively, "New Country Fee Records"). SSI shall maintain such New Country Fee Records at SSI's premises located at 150 East Palmetto Park Road, Suite 510, Boca Raton, FL 33432, and shall make such New Country Fee Records available for audit by SSI, or SSI's accountants and representatives, upon reasonable notice (in no event less than two (2) nor more than five (5) business days' notice). SSI shall conduct such an audit no more frequently than two (2) times each calendar year. In the event that any such audit reveals an underpayment of New Country Fees, DDS shall immediately pay the amount of such underpayment plus interest thereon calculated at one and one-half percent (1.5%) of all owed and unpaid New Country Fees, or the highest rate allowed by law, whichever is lower. Where such audit reveals an underpayment of more than five percent (5%), DDS shall also reimburse DDS for its out of pocket expenses in connection with such audit. DDS shall maintain all such New Country Fee Records for no less than five (5) years following the expiration or termination of this Agreement.

         6.4 CURRENCY. All amounts owed or paid under this Agreement by DDS, including without limitation any and all New Country Fees, shall be calculated and paid in the local currency where any corresponding amounts were originally paid to DDS.


7.       TERM, TERMINATION AND EXTENSION.

         7.1 TERM. The term of this Agreement shall be five (5) years, subject to earlier termination and extension as hereinbelow provided.

         7.2 TERMINATION. Either party may terminate this Agreement for the material breach of the other party which breach has remained uncured for thirty
(30) days after notice thereof.

         7.3 EXTENSION. In the event that SSI has paid Royalties in each year and has also has not at any time been called in material breach of this Agreement pursuant to SUBSECTION 7.2 ("TERMINATION"), SSI shall have the right to extend this Agreement for up to one (1) additional five (5) year period (which period shall be deemed part of the Term), provided the Royalty paid by SSI to DDS in the fifth year of the first five years of the original Term shall be *** per each Machine and Enhanced Machine per year on an annualized basis.

         7.4 EFFECT. In the event of any expiration or termination of this Agreement, all licenses granted by DDS hereunder shall immediately terminate, each party shall immediately return to the other party such other party's Confidential Information as described in SUBSECTION 8.5 ("RETURN OF CONFIDENTIAL INFORMATION"), and the provisions of SUBSECTION 4.4 ("BUY BACK RIGHTS") shall continue to apply.

8.       CONFIDENTIAL INFORMATION.

         8.1 DESCRIPTION. Each party (the "Disclosing Party") may from time to time during the Term of this Agreement disclose to the other party (the "Receiving Party") certain non-public information regarding the Disclosing Party's business, including technical, marketing, financial, personnel, planning, and other information ("Confidential Information"). The Disclosing Party shall mark all such Confidential Information in tangible form with the legend `confidential', `proprietary', or with similar legend. With respect to Confidential Information disclosed orally, the Disclosing Party shall describe such Confidential Information as such at the time of disclosure, and shall confirm such Confidential Information as such in writing within thirty (30) days after the date of oral disclosure. The Trade Secrets and any other non-public information regarding Machines or Enhanced Machines shall, however, be considered the Confidential Information of DDS regardless of whether so marked or confirmed.

         8.2 CONFIDENTIAL NATURE OF TERMS OF AGREEMENT. Each party agrees not to disclose the terms of this Agreement to any third party except as required by law or regulation, in order to enforce such party's rights hereunder, or under obligation of confidence to advisors, attorneys, accountants, or investment professionals.

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         8.3 PROTECTION OF CONFIDENTIAL INFORMATION. Except as expressly permitted by this Agreement including without limitation in SECTION 2 ("TRADE SECRET AND PATENT LICENSES"), the Receiving Party shall not disclose the Confidential Information of the Disclosing Party, and shall not use the Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement. Subject to the foregoing, the Receiving Party shall limit the disclosure of the Confidential Information of the Disclosing Party to the employees, professional advisors or agents of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement, and who are, with respect to the Confidential Information of the Disclosing Party, bound in writing (or by statute or regulations) by confidentiality terms no less restrictive than those contained herein. The Receiving Party shall provide copies of such written agreements to the Disclosing Party upon request; provided, however, that such agreement copies shall themselves be deemed the Confidential Information of the Receiving Party.

         8.4 EXCEPTIONS. Notwithstanding anything herein to the contrary, Confidential Information shall not be deemed to include any information which, as evidenced by the Receiving Party's written records: (A) was already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party as reflected in the written records of the Receiving Party; (B) was or has been disclosed by the Disclosing Party to a third party without obligation of confidence; (C) was or becomes lawfully known to the general public without breach of this Agreement; (D) is independently developed by the Receiving Party without access to, or use of, the Confidential Information; (E) is approved in writing by the Disclosing Party for disclosure by the Receiving Party; (F) is required to be disclosed in order for the Receiving Party to enforce its rights under this Agreement; or (G) is required to be disclosed by law or by the order or a court or similar judicial or administrative body; provided, however, that the Receiving Party shall notify the Disclosing Party of such requirement immediately and in writing, and shall cooperate reasonably with the Disclosing Party, at the Disclosing Party's expense, in the obtaining of a protective or similar order with respect thereto.

         8.5 RETURN OF CONFIDENTIAL INFORMATION. The Receiving Party shall return to the Disclosing Party, destroy or erase all Confidential Information of the Disclosing Party in tangible form: (A) upon the written request of the Disclosing Party (except with respect to the Trade Secrets or other Confidential Information of which the Receiving Party is entitled to continued possession under the terms of this Agreement); or (B) upon the expiration or termination of this Agreement, whichever comes first, and in both cases, the Receiving Party shall certify promptly and in writing that it has done so.

9.       TECHNICAL SUPPORT AND CUSTOMIZATIONS.

         9.1 END USERS. SSI shall be responsible for all marketing and sales of sulfur and sulfur derivative materials to third parties (or for operating as a "toll processor" with respect thereto), and all related customer support and assistance, and shall do so in a diligent and honest manner. In no event shall SSI direct any SSI customer to contact DDS, and DDS shall direct all such customers to SSI instead.

         9.2 TECHNICAL SUPPORT. DDS shall provide technical support and consultation, up to a maximum of one hundred (100) person-hours per year, with respect to Machines and Enhanced Machines each calendar year at times and places as may be reasonably agreed to by the parties, and which may include telephone, video conference or in-person meetings. Any out of pocket expenses of DDS in connection therewith, including without limitation any travel and living expenses, shall be reimbursed by SSI. Any additional technical support services by DDS shall be agreed to separately by the parties, and shall be paid for by SSI at rates no higher than DDS's normal commercial rates.

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         9.3 CUSTOMIZATIONS. Subject to SUBSECTION 4.1 ("ENHANCEMENTS"), any
other modifications, changes, updates, or enhancements of or to Machines or Enhanced Machines which are proposed, invented, conceived, reduced to practice or requested by SSI shall be owned exclusively by DDS, and SSI shall disclose all of the foregoing promptly to DDS, and shall take all steps reasonably required by DDS to assign all rights therein to DDS, and to properly document and record such ownership and assignment. SSI shall be free to apply such modifications, changes, updates or enhancements to Machines or Enhanced Machines upon notice to (but not necessarily permission from) DDS; provided, however, that the SSI understands and agrees that the foregoing may affect (or eliminate) any warranty remedy SSI would otherwise be eligible for pursuant to SUBSECTION
11.2 ("BY DDS"), and provided further that the foregoing shall be subject to
SECTION 12 ("INDEMNITY AND GUARANTY").

10. LIMITATION OF LIABILITY. OTHER THAN FOR A BREACH OF SECTION 8 ("CONFIDENTIAL INFORMATION"), OR FOR AN EXCEEDING OF THE SCOPE OF THE LICENSES GRANTED HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PARTY FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS OR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION SEEKING SUCH DAMAGES (WHETHER IN CONTRACT, TORT, INCLUDING NEGLIGENCE, STRICT PRODUCT LIABILITY OR OTHERWISE), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.      REPRESENTATIONS AND WARRANTIES.

         11.1 BY SSI. SSI hereby represents and warrants, to and for the benefit of DDS and its parent, subsidiaries, shareholders, customers, affiliates, agents and assigns, as of the Effective Date, throughout the Term and thereafter, as follows:

                  A. SSI has conducted its own thorough inquiry into the details and operation of the Machine and the intellectual property to be licensed under this Agreement;

                  B. SSI possesses sufficient technical skill, experience and knowledge to conduct such an inquiry in a meaningful and effective way;

                  C. DDS has cooperated with SSI and has provided SSI such information and documentation as SSI has requested in the course of such inquiry;

                  D. SSI acknowledges that DDS has no responsibility for the selection of the Machine by SSI or its suitability, or the suitability of the foregoing intellectual property, for use in SSI's business; and

                  E. Based on such inquiry (but subject to SUBSECTION 3.1 ("INSPECTION")), SSI has concluded that such Machine and intellectual property are indeed suitable for use in SSI's business.

                  F. SSI and it sublicensees shall ensure that all Machines and Enhanced Machines are operated solely for the Authorized Purpose, in a commercially reasonable and safe manner, and so as not to cause injury or damages to persons or real or tangible personal property.

         11.2 BY DDS. DDS hereby warrants that Machines and Enhanced Machines as delivered to SSI pursuant to the Purchase Agreement shall be materially free from defects in materials and workmanship in normal use for twelve (12) months from the date of original delivery thereof by DDS to SSI. In the event of any such defects in any Machine or Enhanced Machine, SSI shall promptly notify DDS, and DDS shall, at its option, use its commercially reasonable efforts to repair or replace such Machine or Enhanced Machine. The foregoing states DDS's sole liability and SSI's sole remedy, for any breach of warranty under this Agreement.

         11.3 DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN SUBSECTION 11.2 ("BY DDS"), ALL MACHINES, ENHANCED MACHINES, AND ALL OTHER DELIVERABLE ITEMS UNDER THIS AGREEMENT ARE PROVIDED ON AN "AS IS" BASIS, WITHOUT ANY WARRANTY WHATSOEVER, AND DDS HEREBY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

12.      INDEMNITY AND GUARANTY.

         12.1 INDEMNITY. Each party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other party (the "Indemnified Party") from and against all claims, demands, threats, suits or proceedings (collectively, "Claims"), and all losses, arising from any injury or damages to persons or real or tangible personal property arising from the conduct of the Indemnifying Party in the course of the performance of this Agreement. In the event of any such Claim, the Indemnified Party shall promptly notify the Indemnifying Party, and shall cooperate reasonably with the Indemnifying Party (at the Indemnifying Party's expense) in the defense or settlement of such Claim.

         12.2 GUARANTY. Knoll hereby agrees to ensure that SSI timely and fully performs each and every obligation of SSI under this Agreement. Without limiting the generality of the foregoing, SSI agrees to agrees to indemnify, defend and hold harmless DDS from and against all Claims arising from any acts or omissions of SSI. In the event of any such Claims, DDS shall promptly notify Knoll, and shall cooperate reasonably with Knoll (at Knoll's expense) in the defense or settlement of such Claim.

13. SURVIVAL AND ORDER OF PRECEDENCE. In the event of any expiration or termination of this Agreement, the provisions of SECTION 1 ("DEFINITIONS"), SUBSECTION 4.4 ("BUY BACK RIGHTS"), SUBSECTION 7.4 ("EFFECT"), SECTION 8 ("CONFIDENTIAL INFORMATION"), SUBSECTION 10 ("LIMITATION OF LIABILITY"), SECTION 11 ("REPRESENTATIONS AND WARRANTIES"), SECTION 12 ("INDEMNITY AND GUARANTY"),
SECTION 13 ("SURVIVAL AND ORDER OF PRECEDENCE") and SECTION 14 ("GENERAL") shall survive and shall continue to bind the parties. In the event of any conflict between the terms of this Agreement and the terms of any exhibit, the terms of the exhibit shall control.

14.      GENERAL.

         14.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the United States of America and the State of Florida without regard to conflicts of law principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. Subject to SUBSECTION 14.3 ("ARBITRATION"), the state and federal courts located in Palm Beach Country, Florida, shall have sole jurisdiction over any disputes arising hereunder, and the parties hereby consent to the personal jurisdiction of such courts.

         14.2 ATTORNEYS' FEES. In the event any proceeding or lawsuit is brought by any party in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

         14.3 ARBITRATION. Any dispute or controversy arising out of or relating to this Agreement shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association ("AAA") in the State of Florida, subject to the laws of that state, other than its conflicts of law principles. A single arbitrator engaged in the practice of law, who is knowledgeable about intellectual property transactions, shall conduct the arbitration. The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by AAA. The arbitration shall be conducted in Boca Raton, Florida. There shall be no discovery other than the exchange of information which is provided to the arbitrator by the parties. The power of the arbitrator to fashion procedures and remedies within the scope of this Agreement is recognized by the parties as essential to the success of the arbitration process. Written reasons for the arbitrator's decisions should be complete and explicit, but limited to only those issues necessary to support the award. The written reasons should include the basis for any damages awarded and a statement of how the damages were calculated. Each party shall bear its costs and attorney's fees of any arbitration. The arbitrator shall assess his or her costs, fees and expenses against the party losing the case unless the arbitrator believes that neither party is the clear loser, in which case the arbitrator shall divide such fees, costs and expenses according to his or her sole discretion. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any duty to arbitrate under this Agreement shall remain in effect and enforceable after termination of this Agreement for any reason.

         14.4 NOTICES. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, facsimile, or by certified or registered mail, return receipt requested, and shall be deemed given: (I) upon personal delivery; (II) the next day following the date of transmittal when transmitted by facsimile; (III) or five (5) business days after deposit in the mail. Notices shall be sent to the parties at the addresses described on the first page of this Agreement or such other address as either party may designate for itself in writing. Notices to DDS shall include a copy sent to: John E. Cummerford, Esq., Greenberg Traurig, 2375
E. Camelback Road, Suite 700, Phoenix, AZ 85016.

         14.5 NO AGENCY. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties.

         14.6 FORCE MAJEURE. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

         14.7 WAIVER. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

         14.8 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

         14.9 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement.

         14.10 ASSIGNMENT. Neither party shall assign any rights or obligations under this Agreement, either in whole or in part, without the prior, written consent of the other party, which consent shall not be unreasonably withheld. DDS shall, however, have the right to assign this Agreement in whole to a third party that acquires, is acquired by, merges with, or engages in a similar transaction with DDS.

         14.11 BROKERS. Except with respect to the parties' obligations to the Terrier Group, LLC, which obligations shall be addressed through separate negotiations by each party with the Terrier Group, LLC, each party hereby represents that it has not used the services of any broker or similar party in the connection therewith, and that there are no brokers' fees, sales commissions or similar payments owed by such party.

         14.12 INJUNCTION. Notwithstanding the provisions of SUBSECTION 14.3 ("ARBITRATION"), either party shall be free to seek injunctive relief were available in any court of competent jurisdiction.

         14.13 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

         14.14 NO CONSTRUCTION. This Agreement is the product of negotiations between the parties and their respective counsel, has been jointly drafted, and shall not be construed for or against either party.

         14.15 ENTIRE AGREEMENT. This Agreement together with the exhibits hereto completely and exclusively states the agreement of the parties regarding its subject matter, and supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter, including without limitation the "Term Sheet" of January, 2005. This Agreement shall not be modified except by a subsequently dated written amendment signed on behalf of each of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

DDS TECHNOLOGIES USA, INC.



BY:
   ------------------------------------
         SPENCER STERLING

TITLE:
      ---------------------------------
DATE:
     ----------------------------------

SULFUR SOLUTIONS, INC.


BY:
   ------------------------------------

TITLE:
      ---------------------------------
DATE:
     ----------------------------------


KNOLL VENTURES, INC.

BY:
   ------------------------------------
         RICHARD KNOLL
TITLE:
      ---------------------------------
DATE:
     ----------------------------------

                                    EXHIBIT A
                                  TRADE SECRETS

1.       Canadian Pat. Appl. No. [No Number Yet Assigned]

2.       Mexican Pat. Appl. No. PA/a/2004/011713

                                    EXHIBIT B
                                DELIVERABLE ITEMS

                                    EXHIBIT C
                                     PRICES

1.       MACHINES:

         o        FIRST MACHINE: ***, Ex Works DDS (Incoterms 2000)

         o        ADDITIONAL MACHINES: ****, Ex Works DDS (Incoterms 2000)

2. ENHANCED MACHINES: Prices and terms of sale to be negotiated in good faith and agreed to by the parties and to reflect a *** with respect thereto.